As filed with the Securities and Exchange Commission on July 1, 1998.
                          Registration No. 333-


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                                 FORM S-8
                    Registration Statement Under the
                          Securities Act Of 1933


                          BELL & HOWELL COMPANY
        (Exact Name of Registrant as Specified in its Charter)


      Delaware                                36-3580106
(State or Other Jurisdiction of               (I.R.S. Employer
Incorporation or organization)                Identification No.)


                          5215 Old Orchard Road
                       Skokie, Illinois 60077-1076
                (Address of Principal Executive Offices)

                          BELL & HOWELL COMPANY
                          1995 STOCK OPTION PLAN
                          (Full Title of the Plan)


                               Gary S. Salit
                     Corporation Counsel and Secretary
                              5215 Old Orchard
                              Skokie, Illinois
                   (Name and Address of Agent For Service)

                               (847) 470-7100
    (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

                                 Proposed    Proposed
     Title of                    Maximum     Maximum
     Securities    Amount        Offering    Aggregate    Amount of
     to be         to be         Price       Offering     Registration
     Registered    Registered    Per Unit    Price (F2)   Fee
                                 (F1)
____________________________________________________________________________
Common Stock, $.001 par
share value      1,500,000 Shares  $25.96875    $38,953,125     $11,492
___________________________________________________________________________

<FN1> An indeterminate number of additional shares may be issued if the anti-
      dilution adjustment provisions of the plan become operative.


<FN2> Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457 (c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares as quoted on the New York Stock Exchange on June 29, 1998.

                          PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The Registration Statement on Form S-8 filed by Bell &
Howell Company (the "Company") on March 20, 1998 (File No. 333-
48425) with the Securities and Exchange Commission (the
"Commission") is incorporated herein by reference.

     The following documents are also incorporated by reference:


(1)  The Annual Report of the Company on Form
     10-K for the fiscal year ended January 3, 1998, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").


(2) The Company's Quarterly Report on Form 10-Q for the quarter period ended April 4, 1998, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 29th day of June, 1998.



                        BELL & HOWELL COMPANY

                        By: _______________________
                            James P. Roemer
                            Chairman of the Board,
                            President and Chief Executive Officer



POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Roemer, Nils A. Johansson and Stuart T. Lieberman and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Bell & Howell Company) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 1st day of July 1998.

             Signature                                         Title
_____________________________________         ______________________________________

       /s/ James P. Roemer
_____________________________________         Chairman of the Board, President and Chief
           James P. Roemer                    Executive Officer


      /s/ Nils A. Johansson
_____________________________________         Executive Vice President, Chief Financial
          Nils A. Johansson                   Officer and Director


      /s/ Stuart T. Lieberman
_____________________________________         Vice President, Finance and Chief
          Stuart T. Lieberman                 Accounting Officer


      /s/ David Bonderman
          David Bonderman


      /s/ David G. Brown
_____________________________________         Director
          David G. Brown


      /s/ J. Taylor Crandall
______________________________________        Director
          J. Taylor Crandall


      /s/ Daniel L. Doctoroff
______________________________________        Director
          Daniel L. Doctoroff


      /s/ William E. Oberndorf
______________________________________        Director
          William E. Oberndorf


      /s/ Gary L. Roubos
______________________________________        Director
          Gary L. Roubos


      /s/ John H. Scully
______________________________________        Director
          John H. Scully


      /s/ William J. White
______________________________________        Director
          William J. White

                        EXHIBIT INDEX

Exhibit Number                             Description
--------------

4.1 The Company's form of amendment toCertificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Registration No. 33-59994).

4.2 The Company's By-Laws (incorporated herein by reference to Exhibit 3.2 to the Company's
               Registration Statement on Form S-1 as
               mended, Registration No. 33-63556).

 5*            Opinion (including consent) of Gary S. Salit,
               Corporate Counsel.

23.1*          Consent of KPMG Peat Marwick LLP.

24* Power of Attorney (included on signature page).


*Filed herewith.